August 2026 Registration Statement No. 333-287303 Pricing Supplement dated August 14, 2026 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Dual Directional Buffered Performance Leveraged Upside SecuritiesSM (the “Buffered PLUS”) will pay no interest and provide a minimum payment at maturity of only 10% of the stated principal amount. If the final underlier value is greater than the initial underlier value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the underlier, subject to the maximum payment at maturity. If the final underlier value is less than or equal to the initial underlier value but greater than or equal to the buffer value, which is equal to 90% of the initial underlier value, at maturity investors will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline of the underlier from the initial underlier value. Because the buffer value is 10% less than the initial underlier value, any positive return in the event that the final underlier value is less than the initial underlier value is limited to 10%. However, if the final underlier value is less than the buffer value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value is less than the initial underlier value in excess of the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity index-based return and who are willing and able to risk a significant portion of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the upside leverage feature, which applies to a limited range of positive performance of the underlier, the absolute value return feature, which applies only if the final underlier value is less than the initial underlier value and greater than or equal to the buffer value, and the buffer feature, which applies to a limited range of negative performance of the underlier. The Buffered PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Buffered PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Buffered PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS*
Issuer:	Barclays Bank PLC
Reference asset:	S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “underlier”)
Aggregate principal amount:	$22,428,000
Stated principal amount:	$1,000 per Buffered PLUS
Pricing date:	August 14, 2026
Original issue date:	August 19, 2026
Valuation date†:	August 31, 2028
Maturity date†:	September 6, 2028
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per Buffered PLUS determined as follows:

•     If the final underlier value is greater than the initial underlier value:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

•     If the final underlier value is less than or equal to the initial underlier value but greater than or equal to the buffer value:

$1,000 + ($1,000 × absolute value return)

In this scenario, you will receive a positive 1% return on the Buffered PLUS for each 1% decrease of the underlier. In no event will this amount exceed the stated principal amount plus $100.00.

•     If the final underlier value is less than the buffer value:

($1,000 × underlier performance factor) + $100.00

This amount will be less than the stated principal amount of $1,000, but will be at least $100.00. Investors may lose up to 90% of their initial investment in the Buffered PLUS. Any payment on the Buffered PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder or beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Maximum payment at maturity:	$1,205.50 per Buffered PLUS (120.55% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10% of the stated principal amount)
Leveraged upside payment:	$1,000 × upside leverage factor × underlier return
Upside leverage factor:	150%. The upside leverage factor applies only if the final underlier value is greater than the initial underlier value.
Buffer amount:	10%
Buffer value:	7,007.18, which is 90% of the initial underlier value (rounded to two decimal places)
Underlier return:	(final underlier value – initial underlier value) / initial underlier value
Absolute value return:	The absolute value of the underlier return. For example, a -5% underlier return will result in a +5% absolute value return.
Underlier performance factor:	final underlier value / initial underlier value
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Buffered PLUS	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$22,428,000	$22,428,000	$560,700	$21,867,300
(1)	Our estimated value of the Buffered PLUS on the pricing date, based on our internal pricing models, is $969.80 per Buffered PLUS. The estimated value is less than the initial issue price of the Buffered PLUS. See “Additional Information Regarding Our Estimated Value of the Buffered PLUS” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each Buffered PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each Buffered PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Buffered PLUS and hold such Buffered PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Buffered PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Buffered PLUS available for secondary trading and, therefore, could adversely affect the price of the Buffered PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Buffered PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 13 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and underlying supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The Buffered PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the Buffered PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the Buffered PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The Buffered PLUS constitute our unsecured and unsubordinated obligations. The Buffered PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 15, 2025	Prospectus Supplement dated May 15, 2025	Underlying Supplement dated May 15, 2025

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:	7,785.76, which is the closing level of the underlier on the pricing date
Final underlier value:	The closing level of the underlier on the valuation date
Closing level:	Closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06749JBA8 / US06749JBA88
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	The underlier and the terms of the Buffered PLUS are subject to adjustment by the calculation agent and the maturity date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Risk Factors—Risks Relating to the Underlier” below.
†	Subject to postponement in certain circumstances, as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Equity Index as a Reference Asset” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement
Barclays Capital Inc.
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Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

You should read this document together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which the Buffered PLUS are a part, and the underlying supplement dated May 15, 2025. This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Risk Factors” in this document, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

▪	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

▪	Underlying supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Buffered PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Buffered PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Buffered PLUS on the pricing date is less than the initial issue price of the Buffered PLUS. The difference between the initial issue price of the Buffered PLUS and our estimated value of the Buffered PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the Buffered PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Buffered PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Buffered PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Buffered PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Buffered PLUS and other costs in connection with the Buffered PLUS that we will no longer expect to incur over the term of the Buffered PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Buffered PLUS and/or any agreement we may have with the distributors of the Buffered PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Buffered PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 13 of this document.

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Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder or beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Buffered PLUS; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Buffered PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Buffered PLUS of such shares, securities or obligations); (iii) the cancellation of the Buffered PLUS and/or (iv) the amendment or alteration of the maturity of the Buffered PLUS, or the amendment of the amount of interest or any other amounts due on the Buffered PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Buffered PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Buffered PLUS further acknowledges and agrees that the rights of the holders or beneficial owners of the Buffered PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Buffered PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlier that enhances returns for a certain range of positive performance of the underlier

▪	To enhance returns and potentially outperform the underlier in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the underlier as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the upside leverage factor

▪	To provide an unleveraged positive return for a limited range of negative performance of the underlier

▪	To provide a buffer against a specified level of negative performance in the underlier

If the final underlier value is less than the buffer value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value is less than the initial underlier value in excess of the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount.

Maturity:	Approximately 24.5 months
Upside leverage factor:	150% (applicable only if the final underlier value is greater than the initial underlier value)
Maximum payment at maturity:	$1,205.50 per Buffered PLUS (120.55% of the stated principal amount)
Buffer amount:	10%
Buffer value:	90% of the initial underlier value
Minimum payment at maturity:	$100.00 per Buffered PLUS. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Interest:	None

Key Investment Rationale

Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity index-based return and who are willing and able to risk a significant portion of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the upside leverage feature, which applies to a limited range of positive performance of the underlier,, the absolute value return feature, which applies only if the final underlier value is less than the initial underlier value and greater than or equal to the buffer value, and the buffer feature, which applies to a limited range of negative performance of the underlier.

Leveraged Upside Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the underlier relative to a direct investment in the underlier.
Absolute Return Feature	The Buffered PLUS offer investors the potential for an unleveraged positive return at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the buffer value.
Upside Scenario if the Underlier Appreciates	The final underlier value is greater than the initial underlier value. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a positive return equal to 150% of the underlier return, subject to the maximum payment at maturity of $1,205.50 per Buffered PLUS (120.55% of the stated principal amount).
Absolute Return Scenario	The final underlier value is less than or equal to the initial underlier value but greater than or equal to the buffer value. In this case, at maturity, the Buffered PLUS pay a positive 1% return for each 1% decrease of the underlier. For example, if the final underlier value is 5% less than the initial underlier value, the Buffered PLUS will provide a total positive return of 5% at maturity. Because the buffer value is 10% less than the initial underlier value, any positive return in the event that the final underlier value is less than the initial underlier value is limited to 10%.
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Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario	The final underlier value is less than the buffer value. In this case, at maturity, the Buffered PLUS pay less than the stated principal amount by an amount that is equal to the percentage decrease from the initial underlier value to the final underlier value in excess of the buffer amount of 10%. For example, if the final underlier value is equal to 50% of the initial underlier value, the Buffered PLUS will pay $600.00 per Buffered PLUS, or 60% of the stated principal amount, for a loss of 40% of the stated principal amount. The minimum payment at maturity is $100.00 per Buffered PLUS.

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Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The Buffered PLUS are not appropriate for all investors. The Buffered PLUS may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final underlier value will be greater than the initial underlier value or less than the initial underlier value but greater than or equal to the buffer value, and you are willing and able to accept the risk that, if the final underlier value is less than the buffer value, you will lose some, and may lose up to 90%, of the stated principal amount of the Buffered PLUS.

▪	You understand and accept that the upside leverage feature applies only to any positive performance of the underlier and that any potential upside return on the Buffered PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept that the absolute return feature applies only if the underlier does not decrease from the initial underlier value by more than 10%, that any positive return in the event that the final underlier value is less than the initial underlier value is limited to 10% and that any decline in the final underlier value from the initial underlier value by more than 10% will result in a loss, rather than a positive return, on the Buffered PLUS.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underlier, nor will you have any voting rights with respect to the securities composing the underlier.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the Buffered PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the Buffered PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The Buffered PLUS may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value will be less than the buffer value, or you are unwilling or unable to accept the risk that, if it is, you will lose some, and may lose up to 90%, of the stated principal amount of the Buffered PLUS.

▪	You are unwilling or unable to accept that the upside leverage feature applies only to any positive performance of the underlier or you seek an investment with uncapped exposure to any positive performance of the underlier.

▪	You are unwilling or unable to accept that the absolute return feature applies only if the underlier does not decrease from the initial underlier value by more than 10%, that any positive return in the event that the final underlier value is less than the initial underlier value is limited to 10% or that any decline in the final underlier value from the initial underlier value by more than 10% will result in a loss, rather than a positive return, on the Buffered PLUS.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the underlier.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the Buffered PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the Buffered PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the Buffered PLUS. You should reach a decision whether to invest in the Buffered PLUS after carefully considering, with your advisors, the appropriateness of the Buffered PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the underlying supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the Buffered PLUS for investment.

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Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Dual Directional Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Upside leverage factor:	150% (applicable only if the final underlier value is greater than the initial underlier value)
Buffer amount:	10%
Buffer value:	90% of the initial underlier value
Maximum payment at maturity:	$1,205.50 per Buffered PLUS (120.55% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS

Dual Directional Buffered PLUS Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the final underlier value is greater than the initial underlier value, at maturity investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the underlier from the initial underlier value to the final underlier value, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity at a final underlier value of 113.70% of the initial underlier value.

▪	For example, if the underlier appreciates by 3%, at maturity investors would receive a return of 4.50%, or $1,045.00 per Buffered PLUS.

▪	If the underlier appreciates by 50%, at maturity investors would receive only the maximum payment at maturity of $1,205.50 per Buffered PLUS, or 120.55% of the stated principal amount.

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Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Absolute Return Scenario. If the final underlier value is less than or equal to the initial underlier value but greater than or equal to the buffer value, at maturity investors will receive a positive 1% return on the Buffered PLUS for each 1% decrease of the underlier.

▪	For example, if the underlier depreciates by 5%, at maturity investors would receive a 5% return, or $1,050.00 per Buffered PLUS.

▪	Downside Scenario. If the final underlier value is less than the buffer value, at maturity investors will receive an amount that is less than the $1,000 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the underlier in excess of the buffer amount. Investors may lose up to 90% of their initial investment in the Buffered PLUS.

▪	For example, if the underlier depreciates by 50%, investors would lose 40% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60% of the stated principal amount.

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Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

What Is the Total Return on the Buffered PLUS at Maturity, Assuming a Range of Performances for the Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Buffered PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.00. The table and examples set forth below assume a hypothetical initial underlier value of 100.00 and a hypothetical buffer value of 90.00 (or 90% of the hypothetical initial underlier value) and reflect the maximum payment at maturity of $1,205.50 per Buffered PLUS (120.55% of the stated principal amount), the upside leverage factor of 150% and the buffer amount of 10%. The hypothetical initial underlier value of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial underlier value. Please see “S&P 500® Index Overview” below for recent actual values of the underlier. The actual initial underlier value and buffer value are set forth on the cover page of this document. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Buffered PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Buffered PLUS.

Final Underlier Value	Underlier Return	Underlier Performance Factor	Absolute Value Return	Payment at Maturity	Total Return on Buffered PLUS
150.00	50.00%	N/A	N/A	$1,205.50	20.55%
140.00	40.00%	N/A	N/A	$1,205.50	20.55%
130.00	30.00%	N/A	N/A	$1,205.50	20.55%
120.00	20.00%	N/A	N/A	$1,205.50	20.55%
113.70	13.70%	N/A	N/A	$1,205.50	20.55%
110.00	10.00%	N/A	N/A	$1,150.00	15.00%
105.00	5.00%	N/A	N/A	$1,075.00	7.50%
102.50	2.50%	N/A	N/A	$1,037.50	3.75%
100.00	0.00%	N/A	0.00%	$1,000.00	0.00%
97.50	-2.50%	N/A	2.50%	$1,025.00	2.50%
95.00	-5.00%	N/A	5.00%	$1,050.00	5.00%
90.00	-10.00%	N/A	10.00%	$1,100.00	10.00%
85.00	-15.00%	85.00%	N/A	$950.00	-5.00%
80.00	-20.00%	80.00%	N/A	$900.00	-10.00%
70.00	-30.00%	70.00%	N/A	$800.00	-20.00%
60.00	-40.00%	60.00%	N/A	$700.00	-30.00%
50.00	-50.00%	50.00%	N/A	$600.00	-40.00%
40.00	-60.00%	40.00%	N/A	$500.00	-50.00%
30.00	-70.00%	30.00%	N/A	$400.00	-60.00%
20.00	-80.00%	20.00%	N/A	$300.00	-70.00%
10.00	-90.00%	10.00%	N/A	$200.00	-80.00%
0.00	-100.00%	0.00%	N/A	$100.00	-90.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The value of the underlier increases from the initial underlier value of 100.00 to a final underlier value of 150.00.

Because the final underlier value is greater than the initial underlier value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × upside leverage factor × underlier return) and (b) $1,205.50

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = (150.00 – 100.00) / 100.00 = 50.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × upside leverage factor × underlier return = ($1,000 × 150% × 50.00%) = $750.00

Because $1,000 plus the leveraged upside payment of $750.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $1,205.50 per Buffered PLUS, representing a total return of 20.55% on the Buffered PLUS.

Example 2: The value of the underlier increases from the initial underlier value of 100.00 to a final underlier value of 102.50.

Because the final underlier value is greater than the initial underlier value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × upside leverage factor × underlier return) and (b) $1,205.50

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = (102.50 – 100.00) / 100.00 = 2.50%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × upside leverage factor × underlier return = ($1,000 × 150% × 2.50%) = $37.50

Because $1,000 plus the leveraged upside payment of $37.50 is less than the maximum payment at maturity, the payment at maturity is equal to $1,037.50 per Buffered PLUS, representing a total return of 3.75% on the Buffered PLUS.

Example 3: The value of the underlier decreases from the initial underlier value of 100.00 to a final underlier value of 95.00.

Because the final underlier value is less than or equal to the initial underlier value but greater than or equal to the buffer value, the payment at maturity is calculated as follows:

$1,000 + ($1,000 × absolute value return)

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = (95.00 – 100.00) / 100.00 = -5.00%

Next, calculate the payment at maturity. Because the absolute value of the underlier return of -5.00% is +5.00%, the payment at maturity is equal to:

$1,000 + ($1,000 × 5.00%) = $1,050.00

The total return on the Buffered PLUS is 5.00%.

Example 4: The value of the underlier decreases from the initial underlier value of 100.00 to a final underlier value of 50.00.

Because the final underlier value is less than the buffer value, the payment at maturity is equal to $600.00 per Buffered PLUS, calculated as follows:

($1,000 × underlier performance factor) + $100.00

= [$1,000 × (final underlier value / initial underlier value)] + $100.00

= [$1,000 × (50.00 / 100.00)] + $100.00 = $600.00

The total return on the Buffered PLUS is -40.00%.

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Risk Factors

An investment in the Buffered PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS. Investing in the Buffered PLUS is not equivalent to investing directly in the underlier or any of the securities composing the underlier. Some of the risks that apply to an investment in the Buffered PLUS are summarized below, but we urge you to read the more detailed explanation of risks relating to the Buffered PLUS generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Buffered PLUS unless you understand and can bear the risks of investing in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. If the final underlier value is less than the buffer value, which is 90% of the initial underlier value, the absolute value return feature will no longer be available and the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each Buffered PLUS by a percentage equal to the percentage decrease from the initial underlier value to the final underlier value in excess of the buffer amount. You may lose up to 90% of your initial investment in the Buffered PLUS.

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,205.50 per Buffered PLUS (120.55% of the stated principal amount). Although the upside leverage factor provides 150% exposure to any increase in the final underlier value as compared to the initial underlier value, because the payment at maturity will be limited to 120.55% of the stated principal amount for the Buffered PLUS, any increase in the final underlier value as compared to the initial underlier value by more than 13.70% of the initial underlier value will not further increase the return on the Buffered PLUS.

▪	Your potential for a positive return from depreciation of the underlier is limited. The absolute value return feature applies only if the final underlier value is less than the initial underlier value but greater than or equal to the buffer value, which is equal to 90% of the initial underlier value. Thus, any return potential of the Buffered PLUS in the event that the final underlier value is less than the initial underlier value is limited to 10%. Any decline in the final underlier value from the initial underlier value by more than 10% will result in a loss, rather than a positive return, on the Buffered PLUS.

▪	Any payment on the Buffered PLUS will be determined based on the closing levels of the underlier on the dates specified. Any payment on the Buffered PLUS will be determined based on the closing levels of the underlier on the dates specified. You will not benefit from any more favorable value of the underlier determined at any other time.

▪	Investing in the Buffered PLUS is not equivalent to investing in the underlier or the securities composing the underlier. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underlier.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Buffered PLUS as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Buffered PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

▪	Credit of issuer. The Buffered PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market

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value of the Buffered PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Buffered PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the Buffered PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Buffered PLUS (or the trustee on behalf of the holders of the Buffered PLUS), by acquiring the Buffered PLUS, each holder or beneficial owner of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Buffered PLUS losing all or a part of the value of your investment in the Buffered PLUS or receiving a different security from the Buffered PLUS, which may be worth significantly less than the Buffered PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Buffered PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlier

▪	The underlier reflects the price return of the securities composing the underlier, not the total return. The return on the Buffered PLUS is based on the performance of the underlier, which reflects changes in the market prices of the securities composing the underlier. The underlier is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the underlier. Accordingly, the return on the Buffered PLUS will not include such a total return feature.

▪	Adjustments to the underlier could adversely affect the value of the Buffered PLUS. The sponsor of the underlier may add, delete, substitute or adjust the securities composing the underlier or make other methodological changes to the underlier that could affect its performance. The calculation agent will calculate the value to be used as the closing level of the underlier in the event of certain material changes in or modifications to the underlier. In addition, the sponsor of the underlier may also discontinue or suspend calculation or publication of the underlier at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the underlier or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of the underlier. Any of these actions could adversely affect the value of the underlier and, consequently, the value of the Buffered PLUS. See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or securities included in the underlier, or engaging in transactions in them, and any such action could adversely affect the value of the underlier. These legislative or regulatory actions could result in restrictions on the Buffered PLUS. You may lose a significant portion or all of your initial investment in the Buffered PLUS if you are forced to divest the Buffered PLUS due to government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

▪	We may accelerate the Buffered PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the Buffered PLUS or the underlier or its components, or engaging in transactions in them, the calculation agent may determine that a change-in-law event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Buffered PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the Buffered PLUS, the value of, and any amount payable on, the Buffered PLUS could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Buffered PLUS. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial

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underlier value and, as a result, the buffer value, which is the value at or above which the underlier must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the value of the underlier on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the Buffered PLUS, may engage in various activities or make determinations that could materially affect your Buffered PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Buffered PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the Buffered PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underlier or its components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Buffered PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Buffered PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Buffered PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the Buffered PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Buffered PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Buffered PLUS and such compensation or financial benefit may serve as an incentive to sell the Buffered PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the Buffered PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the Buffered PLUS. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the Buffered PLUS to you. This additional projected profit may create a further incentive for the selected dealer to sell the Buffered PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the Buffered PLUS. As calculation agent, we will determine any values of the underlier and make any other determinations necessary to calculate any payments on the Buffered PLUS. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Underlier” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Buffered PLUS, and any of these determinations may adversely affect any payments on the Buffered PLUS.

Risks Relating to the Estimated Value of the Buffered PLUS and the Secondary Market

▪	The Buffered PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Buffered PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because other dealers are not likely to make a secondary market for the Buffered PLUS, the price, if any, at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Buffered PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Buffered PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Buffered PLUS. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Buffered PLUS to maturity.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Buffered PLUS in the secondary market. Although we expect that generally the value of the underlier on any day will affect the value of the Buffered PLUS more than any other single factor, other factors that may influence the value of the Buffered PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the underlier;

o	dividend rates on the securities composing the underlier;

o	interest and yield rates in the market;

o	time remaining until the Buffered PLUS mature;

o	supply and demand for the Buffered PLUS;

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o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underlier and that may affect the final underlier value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your Buffered PLUS prior to maturity.

▪	The estimated value of your Buffered PLUS is lower than the initial issue price of your Buffered PLUS. The estimated value of your Buffered PLUS on the pricing date is lower than the initial issue price of your Buffered PLUS. The difference between the initial issue price of your Buffered PLUS and the estimated value of the Buffered PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your Buffered PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Buffered PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the Buffered PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Buffered PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Buffered PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Buffered PLUS in the secondary market. As a result, the secondary market price of your Buffered PLUS may be materially different from the estimated value of the Buffered PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Buffered PLUS is not a prediction of the prices at which you may sell your Buffered PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Buffered PLUS and may be lower than the estimated value of your Buffered PLUS. The estimated value of the Buffered PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Buffered PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Buffered PLUS. Further, as secondary market prices of your Buffered PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Buffered PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Buffered PLUS, secondary market prices of your Buffered PLUS will likely be lower than the initial issue price of your Buffered PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Buffered PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Buffered PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Buffered PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Buffered PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Buffered PLUS on the pricing date, as well as the secondary market value of the Buffered PLUS, for a temporary period after the initial issue date of the Buffered PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Buffered PLUS.

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S&P 500® Index Overview

The underlier consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the underlier, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

The following graph shows the daily closing levels of the underlier for the period specified below. The closing level of the underlier on August 14, 2026 was 7,785.76. We obtained the closing levels of the underlier from Bloomberg Professional® service, without independent verification. Historical performance of the underlier should not be taken as an indication of future performance. Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing level of the underlier during the term of the Buffered PLUS, including on the valuation date. We cannot give you assurance that the performance of the underlier will not result in a loss on your initial investment.

Underlier Historical Performance* January 4, 2021 to August 14, 2026

* The dotted line indicates the buffer value of 90% of the initial underlier value.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Buffered PLUS relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, the Buffered PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier. Assuming this treatment is respected, upon a sale or exchange of the Buffered PLUS (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Buffered PLUS, which should equal the amount you paid to acquire the Buffered PLUS. This gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Buffered PLUS do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the Buffered PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Buffered PLUS.

Trustee:	The Bank of New York Mellon

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Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due September 6, 2028

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Use of proceeds and hedging:

The net proceeds we receive from the sale of the Buffered PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the Buffered PLUS or any amounts payable on your Buffered PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the Buffered PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Buffered PLUS offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such Buffered PLUS (the “master note”), and such Buffered PLUS have been delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Buffered PLUS to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Barclays Bank PLC, the indenture or the Buffered PLUS (together with the indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 11, 2026, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 11, 2026, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated June 11, 2026, which has been filed as an exhibit to the report on Form 6-K referred to above.

This document represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying prospectus, prospectus supplement and underlying supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each Buffered PLUS they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each Buffered PLUS, in each case as specified on the cover page of this document.

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